SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Post Effective Amendment No. 2

FORM S-8
 REGISTRATION STATEMENT
Under
 THE SECURITIES ACT OF 1933

Bio Matrix Scientific Group, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	33-0824714
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

8885 Rehco Road, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

BIO MATRIX SCIENTIFIC GROUP, INC. 2007 EMPLOYEE
AND CONSULTANTS STOCK COMPENSATION PLAN
(Full title of the plan)

David R. Koos
Chief Executive Officer
8885 Rehco Road, San Diego, California, 92121
(619) 398-3517

Copies to:
 David R. Koos
Chief Executive Officer
8885 Rehco Road, San Diego, California, 92121
(619) 398-3517

(Name and address and telephone of agent for service)

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 dated  June 5, 2007  (file No. 333-143520) (the “Registration Statement”), is filed for the sole purpose of filing as an exhibit the written consent of the Registrant’s independent registered public accounting firm.

Item 8. Exhibits

5.1     Opinion of Joseph Pittera*
23.1    Consent of Chang G. Park, CPA*
23.2    Consent of Joseph Pittera **
23.3    Consent of Armando C Ibarra, CPA***
23.4    Consent of John Kinross Kennedy, CPA
99.1    2007 EMPLOYEE AND CONSULTANTS STOCK COMPENSATION PLAN*

* FILED PREVIOUSLY
** CONTAINED IN EXHIBIT 5.1 TO THIS REGISTRATION STATEMENT, FILED PREVIOUSLY

** INCORPORATED BY REFERENCE, PREVIOUSLY FILED WITH THE COMPANY'S 10-KSB FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on August 11, 2010.

BIO MATRIX SCIENTIFIC GROUP, INC.

By: /s/David R. Koos David R. Koos Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ David R Koos
David R Koos
Chief Executive Officer, Acting Chief
Financial Officer and Director (Principal
Executive Officer and Acting Principal
Accounting and Financial Officer)
Date: August 11, 2010

By: /s/ David R. Koos
David R. Koos
Chairman & Director
Date: August 11, 2010